Exhibit 99.1

News Release

One Centerpointe Drive, Ste. 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: August 8, 2018, 4:30 pm EDT	Contact: Jack Isselmann, Public Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Acquires Majority Interest in Turkish Railcar Builder Rayvag

~ Enters growing Turkish rail market with 68% stake in railcar manufacturer ~

~ Opportunities for private operators to access freight rail in Turkey continue to grow ~

~ Turkey offers key rail transportation connection between Asia & Europe ~

~ Transcontinental rail shipments through Turkey create need for European rail standards favoring Greenbrier’s leadership in design and manufacturing ~

Lake Oswego, Oregon, August 8, 2018 – The Greenbrier Companies, Inc. (NYSE: GBX) today announced that it has completed an agreement between Rayvag Vagon Sanayi ve Ticaret A.S. (“Rayvag”) and Greenbrier’s European subsidiary, Greenbrier-AstraRail, to take an approximately 68% ownership stake in the railcar manufacturer and provider of railcar repair and parts services.

Rayvag is a railcar manufacturing company based in Adana, Turkey. Rayvag also provides maintenance services for railcars and manufactures bogies and spare parts for railcars in the region. It was founded in 2007 by Asim Suzen who retains a 32% equity interest in the business. Suzen continues to serve Rayvag as its Managing Director and is also a member of the Turkish Minister of Transportation’s Railway Transportation Association.

“Rayvag is committed to growth but could not achieve scale without this investment by Greenbrier,” Suzen said. “Greenbrier-AstraRail’s expertise in designing freight wagons that meet European rail standards, as well its world-class manufacturing systems and procurement practices, position Rayvag to respond to the rapidly advancing demands of Turkey’s freight rail industry. Greenbrier’s financial strength also provides Rayvag with a partner capable of pursuing the substantial growth that we foresee in the Turkish railway supply business during the coming years. I am proud to lead Rayvag under Greenbrier’s majority ownership.”

The freight transport sector in Turkey is growing quickly and the Turkish government is committed to modernizing the existing rail system. Beginning in 2014, the state-owned Turkish Railways opened the rail network to use by private operators. Since then, freight movement on the railroad is on the rise. With rail freight volumes expected to see an increase of 65 million tons by 2023, the Turkish government plans to expand rail lines, proposing to invest more than $23.5 billion USD toward rail infrastructure projects through 2023. The Turkish rail industry also is migrating to European rail standards for its infrastructure as intercontinental rail traffic grows. Greenbrier-AstraRail is the leading designer and manufacturer of freight wagons built to European rail standards.

Greenbrier’s presence in Turkey, through its interest in Rayvag, continues its pursuit of growth by accessing global freight markets. Adding Rayvag to Greenbrier Europe, which also includes Poland’s WagonySwidnica and Romania’s AstraRail, extends Greenbrier’s continental reach. This

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Greenbrier Completes Investment . . . (Cont.)	Page 2

allows Greenbrier Europe to acquire new railcar customers while also allowing it to serve existing customers which operate on the nearly 5,500-mile Turkish rail system. Despite strong rail penetration across the country, currently only 5% of Turkey’s freight traffic moves by rail, compared to an average 17% of freight transported by rail in Europe. The expanse of the Turkish rail system and Turkey’s strategic location between Europe and Asia makes it a prime location for freight rail growth.

“Greenbrier views Turkey and the Mediterranean region as a key corridor within the global freight railway system. Expansion into Turkey is a logical extension of our market-leading Greenbrier Europe operation. Turkey broadens Greenbrier’s presence in the region where we are successfully working with Saudi Railway Company (SAR) on key rail projects and are planning to partner with other Gulf Cooperation Countries on railway supply needs in those nations. We look forward to growing our presence in the Turkish rail market and the opportunity to be a part of the industry’s growth within the region.” said William A. Furman, Greenbrier Chairman and CEO. “Greenbrier’s investment in Rayvag further demonstrates our commitment to enter promising international railcar markets. This will produce greater shareholder returns as Greenbrier grows its leadership on four continents as a global manufacturer in the expanding worldwide freight railcar industry.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier-AstraRail is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through GBW, a joint venture with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce tank heads and other components and have an ownership stake in a leasing warehouse. Greenbrier owns a lease fleet of 7,900 railcars and performs management services for 356,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price

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Greenbrier Completes Investment . . . (Cont.)	Page 3

fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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